Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

Third Quarter 2010

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR MANAGERS’ OR TENANTS’ ABILITY TO PAY RETURNS OR RENT TO US, INCLUDING THE ABILITY OF MARRIOTT AND CRESTLINE TO PAY THE FULL AMOUNT OF MINIMUM RETURNS OR RENTS DUE TO US IN THE FUTURE AND OUR ABILITY TO APPLY A PORTION OF MARRIOTT’S AND CRESTLINE’S SECURITY DEPOSITS WHICH WE HOLD TO COVER ANY SHORTFALLS;

•                  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE AND THE AMOUNTS OF ANY SUCH DISTRIBUTIONS;

•                  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•                  OUR INTENT TO REFURBISH OR MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES;

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO REFINANCE OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS;

•                  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST, OR REIT;

•                  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES;

•                  OUR PLANS TO PURSUE THE SALE OF CERTAIN HOTELS; AND

•                  OTHER MATTERS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH AVAILABLE FOR DISTRIBUTION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS;

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATES;

•                  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX RULES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS OPERATE; AND

•                  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•                  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS INCLUDING OUR FUTURE EARNINGS.  OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US.  WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES OR PREFERRED SHARES AND FUTURE DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN THE DISTRIBUTIONS WE NOW PAY;

•                  IF THE AVAILABILITY OF DEBT CAPITAL BECOMES RESTRICTED WE MAY BE UNABLE TO REFINANCE OR REPAY OUR REVOLVING CREDIT FACILITY OR OUR OTHER DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•                  THE MARRIOTT AND CRESTLINE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABLITIES.  ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY CASH PAYMENT.  BECAUSE WE DO NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S OR CRESTLINE’S FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•                  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF GENERAL ECONOMIC ACTIVITY IN THE COUNTRY.  IF HOTEL ROOM DEMAND BECOMES FURTHER DEPRESSED, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL OPERATORS AND TENANTS MAY SUFFER AND THESE OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•                  CONTINUED DEPRESSED HOTEL OPERATING RESULTS MAY RESULT IN THE GUARANTORS OF OUR MINIMUM RETURNS OR RENTS DUE FROM OUR HOTEL INVESTMENTS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES MAY BE EXHAUSTED;

•                  THE DESCRIPTION OF OUR ARRANGEMENT WITH TA AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, SINCE ITS FORMATION, TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE U.S. ECONOMY DOES NOT IMPROVE FROM CURRENT LEVELS OF COMMERCIAL ACTIVITY IN A REASONABLE TIME PERIOD, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY ITS FULL CONTRACTUAL RENTS TO US, INCLUDING THE DEFERRED AMOUNTS;

•                  THE CURRENT DEPRESSED LEVELS OF U.S. TRUCKING ACTIVITY MAY CONTINUE FOR LONGER OR BECOME WORSE THAN WE NOW ANTICIPATE.  SUCH CIRCUMSTANCES MAY FURTHER REDUCE THE DEMAND FOR GOODS AND SERVICES SOLD BY TA, OUR TRAVEL CENTERS TENANT, AND FURTHER REDUCE TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY OUR RENTS;

•                  THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’S WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED AND REDUCE TA’S ABILITY TO PAY OUR RENTS;

•                  FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS MAY EACH AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES AND TA’S ABILITY TO PAY RENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US;

•                  THE DESCRIPTION OF TA’S RENT COVERAGE MAY IMPLY THAT ONCE THE DEFERRAL PERIOD ENDS ON DECEMBER 31, 2010, TA WILL COMMENCE PAYING US THE FULL AMOUNT OF THE MONTHLY RENT DUE.  IN FACT, WE EXPECT TO ENGAGE IN DISCUSSIONS WITH TA TO CONSIDER MODIFICATIONS OF OUR LEASES AND ALTERNATIVES AVAILABLE TO SATISFY TA’S OBLIGATIONS TO PAY THE DEFERRED RENT AMOUNT THAT IS DUE TO US ON OR BEFORE JULY 1, 2011.  SUCH DISCUSSIONS MIGHT LEAD TO AN AGREEMENT THAT MODIFIES THE AMOUNT OR TIMING OF TA’S RENT PAYMENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US;

•                  WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES; AND

•                  WE HAVE REDUCED THE CARRYING VALUE OF THREE HOTELS WE PLAN TO SELL TO THEIR ESTIMATED NET REALIZABLE VALUE LESS COSTS TO SELL.  IN FACT, WE MAY BE UNABLE TO SELL ANY OF THE HOTELS OR MAY SELL THE HOTELS AT AN AMOUNT THAT IS LESS THAN THEIR ADJUSTED CARRYING VALUES.  ALSO, WE MAY DECIDE TO SELL ADDITIONAL HOTELS AND THOSE DECISIONS MAY RESULT IN ADDITIONAL IMPAIRMENTS TO THE CARRYING VALUES OF THOSE HOTELS OR LOSSES WHEN THE HOTELS ARE SOLD.

THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NATURAL DISASTERS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY.

THE INFORMATION CONTAINED ELSEWHERE IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, OR OUR 2009 ANNUAL REPORT, AND SUBSEQUENT DOCUMENTS FILED WITH THE SEC IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  ALSO, OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “RISK FACTORS” IN OUR TO BE FILED QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED JUNE 30, 2010 AND IN OUR 2009 ANNUAL REPORT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

COMPANY PROFILE

The Company:

Hospitality Properties Trust, or HPT, we, or us, is a real estate investment trust, or REIT.  As of September 30, 2010, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At September 30, 2010, our properties were operated by other companies under 13 long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the country and we are currently included in a number of financial indices, including the S&P MidCap 400 Index, the Russell 1000 Index, the MSCI U.S. REIT Index, the FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR is a real estate management company which was founded in 1986 to manage public investments in real estate. As of September 30, 2010, RMR managed one of the largest portfolios of publicly owned real estate in North America, including approximately 1,380 properties located in 46 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR has more than 620 employees in its headquarters and regional offices located throughout the U.S.  In addition to managing HPT, RMR also manages CommonWealth REIT, a publicly traded REIT that primarily owns office and industrial properties, Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare, senior living properties and medical office buildings, and Government Properties Income Trust, a publicly traded REIT that primarily owns buildings majority leased to government tenants located throughout the U.S.  RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, an operator of travel centers, which is our largest tenant.  An affiliate of RMR, RMR Advisors, Inc., is the investment manager of mutual funds which principally invest in securities of unaffiliated real estate companies.  The public companies managed by RMR and its affiliates had combined total gross assets of approximately $17.6 billion as of September 30, 2010. We believe that being managed by RMR is a competitive advantage for HPT because RMR provides us with a depth and quality of management and experience which may be unequaled in the real estate industry.  We also believe RMR provides management services to HPT at costs that are lower than we would have to pay for similar quality services.

Strategy:

Our business strategy is to maintain and grow an investment portfolio of hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to include multiple properties in one lease or management contract because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own.  We have in the past considered investing in other types of properties as well as other strategic initiatives; and we may do so again in the future.  We believe we have a conservative capital structure and we limit the amount of debt financing we use.

Stock Exchange Listing:              Corporate Headquarters:

New York Stock Exchange          400 Centre Street

Newton, MA 02458

Trading Symbols:                           (t)  (617) 964-8389

(f)  (617) 969-5730

Common Shares — HPT

Preferred Shares Series B — HPT-B

Preferred Shares Series C — HPT-C

Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB-

Moody’s — Baa2

Portfolio Data by Manager (as of 9/30/10):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s) (2)	Investment	Rent (000s)	Rent

InterContinental (3)(4)	131	20,140	47%	$1,794,928	28%	$153,681	26%
Marriott International	125	17,920	42%	1,655,981	25%	168,390	28%
Hyatt	22	2,724	6%	301,942	5%	22,037	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (5)(6)	185	N/A	N/A	2,553,342	39%	236,259	40%
Total	474	42,880	100%	$6,508,444	100%	$593,287	100%

Operating Statistics by Operating Agreement (Q3 2010):

			Annualized	Percent
		Number	Minimum	of Total			RevPAR
	Number of	of Rooms/	Return /	Minimum	Coverage (7)		Change (8)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q3	LTM	Q3	LTM

InterContinental (no. 1)	31	3,844	$37,882	6%	0.87x	0.75x	7.4%	0.5%
InterContinental (no. 2)	76	9,220	50,000	8%	0.74x	0.64x	8.7%	-4.5%
InterContinental (no. 3) (3)	14	4,139	44,258	7%	0.55x	0.57x	2.4%	-2.7%
InterContinental (no. 4) (4)	10	2,937	21,541	4%	0.16x	0.35x	4.3%	-3.4%
Marriott (no. 1)	53	7,610	63,140	11%	0.90x	0.84x	6.6%	-3.6%
Marriott (no. 2)	18	2,178	23,192	4%	0.89x	0.71x	6.2%	-3.1%
Marriott (no. 3)	34	5,020	44,199	7%	0.76x	0.64x	1.5%	-7.8%
Marriott (no. 4)	19	2,756	28,509	5%	0.62x	0.68x	8.0%	-5.4%
Marriott (no. 5)	1	356	9,350	2%	0.49x	0.11x	81.4%	11.5%
Hyatt	22	2,724	22,037	4%	0.76x	0.69x	5.0%	2.0%
Carlson	11	2,096	12,920	2%	0.72x	0.60x	6.4%	-4.5%
TA (no. 1) (5)(6)	145	N/A	170,082	29%	1.62x	1.22x	N/A	N/A
TA (no. 2) (5)	40	N/A	66,177	11%	1.47x	1.07x	N/A	N/A
Total / Average	474	42,880	$593,287	100%			6.7%	-3.3%

(1)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total number of rooms.
(2)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(3)

A decision has been made to pursue the sale of two hotels included in our InterContintental No. 3 agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(4)

A decision has been made to pursue the sale of two hotels included in our InterContinental No. 4 agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

(5)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5.0 million per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the quarter and nine months ended September 30, 2010, TA deferred $15.0 million and $45.0 million in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(6)

The amount of annual minimum rent payable to us under TA agreement No. 1 is scheduled to increase to $174.7 million and $179.8 million in February 2011 and February 2012, respectively. These represent contractual rent amounts and do not reflect any rent deferrals (see Note 5).

(7)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 5).

(8)	We define RevPAR as hotel room revenue per day per available room. RevPar change is the RevPar percentage change in the periods ended September 30, 2010 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges, Treasurer and Chief Financial Officer, at (617) 964-8389 or mkleifges@reitmr.com.
400 Centre Street
Newton, MA 02458
(t) (617) 964-8389
(f) (617) 969-5730	Investor and media inquiries should be directed to Timothy A. Bonang, Vice President of Investor Relations, at (617) 796-8232 or tbonang@hptreit.com.
(email) info@hptreit.com
(website) www.hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

RESEARCH COVERAGE

Equity Research Coverage

Baird	Keefe, Bruyette & Woods	Wells Fargo Securities
David Loeb	Smedes Rose	Jeffrey Donnelly
(414) 765-7063	(212) 887-3696	(617) 603-4262

Citadel Securities	RBC
Brian Maher	Mike Salinsky
(646) 403-8385	(216) 378-7627

Janney Montgomery Scott	Stifel Nicolaus
Daniel Donlan	Rod Petrik
(215) 665-6476	(410) 454-4131

Debt Research Coverage

Credit Suisse	UBS	Wells Fargo Securities
John Giordano	Michael Dimler	Thierry Perrein
(212) 538-4935	(203) 719-3841	(704) 715-8455

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above.  Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management.  HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

KEY FINANCIAL DATA

(amounts in thousands, except per share data)

	As of and For the Three Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Shares Outstanding:
Common shares outstanding (at end of period)	123,444	123,390	123,380	123,380	123,380
Weighted average common shares outstanding - basic and diluted (1)	123,399	123,389	123,380	123,380	118,780

Common Share Data:
Price at end of period	$22.33	$21.10	$23.95	$23.71	$20.37
High during period	$22.63	$28.32	$25.08	$24.27	$21.36
Low during period	$18.99	$20.60	$21.09	$17.96	$11.59
Annualized dividends declared per share (2)	$1.80	$1.80	$1.80	N/A	N/A
Annualized dividend yield (at end of period) (2)	8.1%	8.5%	7.5%	N/A	N/A

Selected Balance Sheet Data:
Total assets	$5,329,970	$5,327,894	$5,499,826	$5,548,370	$5,520,403
Total liabilities	$2,314,249	$2,301,884	$2,431,376	$2,456,439	$2,452,471
Real estate, at cost	$6,364,534	$6,418,948	$6,437,353	$6,467,132	$6,451,733
Total debt / real estate, at cost	32.8%	32.0%	34.1%	33.9%	34.0%

Book Capitalization:
Total debt	$2,089,541	$2,053,862	$2,194,955	$2,193,561	$2,192,181
Plus: total shareholders’ equity	3,015,721	3,026,010	3,068,450	3,091,931	3,067,932
Total book capitalization	$5,105,262	$5,079,872	$5,263,405	$5,285,492	$5,260,113
Total debt / total book capitalization	40.9%	40.4%	41.7%	41.5%	41.7%

Market Capitalization:
Total debt (book value)	$2,089,541	$2,053,862	$2,194,955	$2,193,561	$2,192,181
Plus: market value of preferred shares (at end of period)	400,684	370,164	371,892	353,941	328,608
Plus: market value of common shares (at end of period)	2,756,505	2,603,529	2,954,951	2,925,340	2,513,251
Total market capitalization	$5,246,730	$5,027,555	$5,521,798	$5,472,842	$5,034,040
Total debt / total market capitalization	39.8%	40.9%	39.8%	40.1%	43.5%

Selected Income Statement Data:
Total revenues (3)(4)	$281,198	$282,391	$254,258	$251,371	$264,451
EBITDA (5)	$142,957	$143,066	$139,582	$134,405	$133,866
Net income available for common shareholders (3)(4)(6)(7)	$42,762	$15,740	$33,395	$25,502	$40,796
Funds from operations (FFO) available for common shareholders (3)(4)(8)	$101,134	$100,024	$94,266	$85,963	$91,078
Common distributions declared (2)	$55,550	$55,526	$55,521	N/A	N/A

Per Share Data:
Net income available for common shareholders (3)(4)(6)(7)	$0.35	$0.13	$0.27	$0.21	$0.34
FFO available for common shareholders (3)(4)(8)	$0.82	$0.81	$0.76	$0.70	$0.77
Common distributions declared (2)	$0.45	$0.45	$0.45	N/A	N/A
FFO payout ratio	54.9%	55.5%	58.9%	N/A	N/A

Coverage Ratios:
EBITDA (5) / interest expense	4.3x	4.1x	3.8x	3.6x	3.8x
EBITDA (5) / interest expense and preferred distributions	3.5x	3.4x	3.1x	3.0x	3.2x

(1)	We had no outstanding dilutive common share equivalents during the periods presented.
(2)

On April 8, 2009, we announced the suspension of our regular quarterly common dividend for the remainder of 2009. A regular quarterly common dividend of $0.45 per share ($1.80 per share per year) has been declared and paid in each of the first three quarters of 2010.

(3)

Rental income for the quarters ended September 30, 2010, June 30, 2010 and March 31, 2010 includes $3,750, or $0.03 per share, $3,300, or $0.03 per share, and $2,850, or $0.02 per share, of interest earned under the terms of the rent deferral agreement with TA, respectively.

(4)

Includes for quarters ended September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, a $15,000, or $0.12 per share, rent deferral by TA. Includes for the quarter ended September 30, 2009, a $15,000, or $0.13 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(5)	See page 16 for our calculation of EBITDA.
(6)

Includes for the quarter ended June 30, 2010 a $6,720, or $0.05 per share, loss on extinguishment of debt relating to the purchase of some of our 3.8% convertible senior notes due 2027. Includes for the quarter ended September 30, 2009 a $11,209, or $0.09 per share, gain on extinguishment of debt relating to the purchase of some of our 3.8% convertible senior notes due 2027.

(7)	Includes for the quarter ended June 30, 2010 a $16,384, or $0.13 per share, loss on asset impairment.
(8)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

	As of September 30, 2010	As of December 31, 2009
ASSETS

Real estate properties, at cost:
Land	$1,377,108	$1,392,472
Buildings, improvements and equipment	4,987,426	5,074,660
	6,364,534	6,467,132
Accumulated depreciation	(1,316,278)	(1,260,624)
	5,048,256	5,206,508
Cash and cash equivalents	4,862	130,399
Restricted cash (FF&E reserve escrow)	66,781	25,083
Other assets, net	210,071	186,380
	$5,329,970	$5,548,370

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$123,000	$—
Senior notes, net of discounts	1,885,973	1,934,818
Convertible senior notes, net of discounts	77,161	255,269
Mortgage payable	3,407	3,474
Security deposits	131,838	151,587
Accounts payable and other liabilities	76,796	103,678
Due to affiliate	11,320	2,859
Dividends payable	4,754	4,754
Total liabilities	2,314,249	2,456,439

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,444,235 and 123,380,335 shares issued and outstanding, respectively	1,234	1,234
Additional paid in capital	3,462,169	3,462,209
Cumulative net income	2,135,469	2,021,162
Cumulative other comprehensive income	1,736	3,230
Cumulative preferred distributions	(175,931)	(153,521)
Cumulative common distributions	(2,799,095)	(2,632,522)
Total shareholders’ equity	3,015,721	3,091,931
	$5,329,970	$5,548,370

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Revenues:
Hotel operating revenues (1)	$193,626	$184,595	$558,900	$547,507
Rental income (1)(2)	81,695	75,136	241,774	223,862
FF&E reserve income (3)	5,877	4,692	17,023	14,409
Total revenues	281,198	264,423	817,697	785,778

Expenses:
Hotel operating expenses (1)	128,601	120,364	364,058	354,617
Depreciation and amortization	57,997	61,311	179,260	184,244
General and administrative	10,082	10,378	29,396	29,977
Total expenses	196,680	192,053	572,714	568,838

Operating income	84,518	72,370	244,983	216,940

Interest income	33	28	216	98
Interest expense (including amortization of deferred financing costs and debt discounts of $1,488, $2,354, $5,629 and $8,660, respectively)	(33,475)	(34,943)	(105,367)	(106,510)
Gain (loss) on extinguishment of debt (4)	—	11,209	(6,720)	51,097
Loss on asset impairment (5)	—	—	(16,384)	—
Equity in earnings (losses) of an investee	34	(23)	(17)	(132)
Income before income taxes	51,110	48,641	116,711	161,493
Income tax expense	(878)	(375)	(2,404)	(1,124)

Net income	50,232	48,266	114,307	160,369
Preferred distributions	(7,470)	(7,470)	(22,410)	(22,410)
Net income available for common shareholders	$42,762	$40,796	$91,897	$137,959

Weighted average common shares outstanding	123,399	118,780	123,389	102,796

Basic and diluted net income per common share:
Net income available for common shareholders	$0.35	$0.34	$0.74	$1.34

See notes to consolidated statement of income on page 14.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

NOTES TO CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(1)

At September 30, 2010, each of our 289 hotels is included in one of 11 operating agreements; 197 of these hotels are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $18,573 and $16,287 less than the minimum returns due to us in the three months ended September 30, 2010 and 2009, respectively, and $59,322 and $46,585 less than the minimum returns due to us in the nine months ended September 30, 2010 and 2009, respectively. We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expenses when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott No. 3 agreement, applied from the security deposit we hold.

(2)

As permitted under the previously announced rent deferral agreement, TA elected to defer rent of $15,000, or $0.12 per share, and $15,000, or $0.13 per share, during the three months ended September 30, 2010 and 2009, respectively. During the nine months ended September 30, 2010 and 2009, TA elected to defer $45,000, or $0.36 per share, and $45,000, or $0.44 per share, respectively. As of September 30, 2010, TA has deferred rent totaling $135,000 under this agreement. We have not recognized any deferred rents as revenue due to uncertainties regarding future payments of these amounts by TA. Under the terms of the agreement, interest began to accrue on deferred amounts outstanding on January 1, 2010, at 1% per month, and we received and recorded $3,750, or $0.03 per share, and $9,900, or $0.08 per share, of income for the three and nine months ended September 30, 2010, respectively, which has been reflected as rental income in our consolidated statements of income as required under GAAP.

(3)

Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

During the third quarter of 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to the purchase of $175,420 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $159,532, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and $4,854 of the equity component of the notes. For the nine months ended September 30, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to the purchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest. The loss on extinguishment of debt is net of unamortized issuance costs and discounts of $7,260, $1,058 of the equity component of the notes and $588 of transaction costs. For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, non-cash gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes due 2027 and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the equity component of the notes of $4,854.

(5)

In connection with a decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated net realizable value less costs to sell. Our Staybridge Suites® hotel in Dallas, TX is also being offered for sale but we estimate the net realizable value less costs to sell of this hotel is greater than its carrying value.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Nine Months Ended
	9/30/2010	9/30/2009

Cash flows from operating activities:
Net income	$114,307	$160,369
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	179,260	184,244
Amortization of deferred financing costs and debt discounts as interest	5,629	8,660
Security deposits applied to payment shortfalls	(19,749)	(10,577)
FF&E reserve income and deposits	(44,451)	(37,833)
(Gain) loss on extinguishment of debt	6,720	(51,097)
Loss on asset impairment	16,384	—
Equity in losses of an investee	17	132
Other non-cash (income) expense, net	(1,943)	(1,666)
Change in assets and liabilities:
(Increase) decrease in other assets	(1,585)	1,213
Decrease in accounts payable and other liabilities	(23,730)	(33,610)
Increase in due to affiliate	8,461	8,249
Cash provided by operating activities	239,320	228,084

Cash flows from investing activities:
Real estate acquisitions and improvements	(7,043)	(6,500)
FF&E reserve fundings	(55,004)	(60,568)
Investment in Affiliates Insurance Company	(76)	(5,109)
Cash used in investing activities	(62,123)	(72,177)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	—	372,958
Issuance of senior notes, net of discount	—	296,961
Repurchase of convertible senior notes	(185,626)	(258,102)
Repurchase of senior notes	—	(45,239)
Repayment of senior notes	(50,000)	—
Draws on revolving credit facility	228,000	389,000
Repayments of revolving credit facility	(105,000)	(785,000)
Deferred financing costs incurred	(1,125)	(2,149)
Distributions to preferred shareholders	(22,410)	(22,410)
Distributions to common shareholders	(166,573)	(72,374)
Cash used in financing activities	(302,734)	(126,355)

(Decrease) increase in cash and cash equivalents	(125,537)	29,552
Cash and cash equivalents at beginning of period	130,399	22,450
Cash and cash equivalents at end of period	$4,862	$52,002

Supplemental cash flow information:
Cash paid for interest	$126,619	$118,832
Cash paid for income taxes	1,737	1,942

Non-cash investing activities:
Property managers’ deposits in FF&E reserve	$45,309	$37,718
Property managers’ purchases with FF&E reserve	(58,615)	(61,551)

Non-cash financing activities:
Issuance of common shares	$1,018	$624

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

CALCULATION OF EBITDA

(in thousands)

		For the Three Months Ended		For the Nine Months Ended
		9/30/2010	9/30/2009	9/30/2010	9/30/2009

Net income		$50,232	$48,266	$114,307	$160,369
Plus:	Interest expense	33,475	34,943	105,367	106,510
	Depreciation and amortization	57,997	61,311	179,260	184,244
	Deferred percentage rent (1)	375	180	1,163	1,163
	Income taxes	878	375	2,404	1,124
	Loss on extinguishment of debt (2)	—	—	6,720	—
	Loss on asset impairment (3)	—	—	16,384	—
Less:	Gain on extinguishment of debt (2)	—	(11,209)	—	(51,097)
EBITDA		$142,957	$133,866	$425,605	$402,313

(1)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(2)

During the third quarter of 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to the purchase of $175,420 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $159,532, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and $4,854 of the equity component of the notes. For the nine months ended September 30, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to the purchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest. The loss on extinguishment of debt is net of unamortized issuance costs and discounts of $7,260, $1,058 of the equity component of the notes and $588 of transaction costs. For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, non-cash gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes due 2027 and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the equity component of the notes of $4,854.

(3)

In connection with a decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated net realizable value less costs to sell. Our Staybridge Suites® hotel in Dallas, TX is also being offered for sale but we estimate the net realizable value less costs to sell of this hotel is greater than its carrying value.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, loss on extinguishment of debt and loss on asset impairment, less gain on extinguishment of debt. We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. However, other companies may calculate EBITDA differently than we do.  Also EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

CALCULATION OF FUNDS FROM OPERATIONS (FFO)

(in thousands, except per share data)

		For the Three Months Ended		For the Nine Months Ended
		9/30/2010	9/30/2009	9/30/2010	9/30/2009

Net income available for common shareholders		$42,762	$40,796	$91,897	$137,959
Plus:	Depreciation and amortization	57,997	61,311	179,260	184,244
	Deferred percentage rent (1)	375	180	1,163	1,163
	Loss on extinguishment of debt (2)	—	—	6,720	—
	Loss on asset impairment (3)	—	—	16,384	—
Less:	Gain on extinguishment of debt (2)	—	(11,209)	—	(51,097)
FFO available for common shareholders		$101,134	$91,078	$295,424	$272,269

Weighted average shares outstanding		123,399	118,780	123,389	102,796

Net income available for common shareholders per share		$0.35	$0.34	$0.74	$1.34
FFO available for common shareholders per share		$0.82	$0.77	$2.39	$2.65

(1)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(2)

During the third quarter of 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to the purchase of $175,420 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $159,532, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and $4,854 of the equity component of the notes. For the nine months ended September 30, 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to the purchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest. The loss on extinguishment of debt is net of unamortized issuance costs and discounts of $7,260, $1,058 of the equity component of the notes and $588 of transaction costs. For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, non-cash gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes due 2027 and various issues of our senior notes for an aggregate purchase price of $303,341, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the equity component of the notes of $4,854.

(3)

In connection with a decision to pursue the sale of our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX and our Holiday Inn® hotel in Memphis, TN, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated net realizable value less costs to sell. Our Staybridge Suites® hotel in Dallas, TX is also being offered for sale but we estimate the net realizable value less costs to sell of this hotel is greater than its carrying value.

We compute FFO as shown above. Our calculation of FFO differs from the definition of FFO by the National Association of Real Estate Investment Trusts, or NAREIT, because we include deferred percentage rent (see Note 1) and exclude gain (loss) on extinguishment of debt (see Note 2) and loss on asset impairment (see Note 3).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.  Also, other REITs may calculate FFO differently than we do.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended September 30, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$193,626	$—	$—	$193,626
Rental income	33,880	47,815	—	81,695
FF&E reserve income	5,877	—	—	5,877
Total revenues	233,383	47,815	—	281,198

Hotel operating expenses	128,601	—	—	128,601
Depreciation and amortization expense	38,205	19,792	—	57,997
General and administrative expense	—	—	10,082	10,082
Total expenses	166,806	19,792	10,082	196,680

Operating income (loss)	66,577	28,023	(10,082)	84,518

Interest income	—	—	33	33
Interest expense	—	—	(33,475)	(33,475)
Equity in earnings of an investee	—	—	34	34
Income (loss) before income taxes	66,577	28,023	(43,490)	51,110
Income tax expense	—	—	(878)	(878)

Net income (loss)	$66,577	$28,023	$(44,368)	$50,232

	For the Nine Months Ended September 30, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$558,900	$—	$—	$558,900
Rental income	100,023	141,751	—	241,774
FF&E reserve income	17,023	—	—	17,023
Total revenues	675,946	141,751	—	817,697

Hotel operating expenses	364,058	—	—	364,058
Depreciation and amortization expense	118,517	60,743	—	179,260
General and administrative expense	—	—	29,396	29,396
Total expenses	482,575	60,743	29,396	572,714

Operating income (loss)	193,371	81,008	(29,396)	244,983

Interest income	—	—	216	216
Interest expense	—	—	(105,367)	(105,367)
Loss on extinguishment of debt	—	—	(6,720)	(6,720)
Loss on asset impairment	(16,384)	—	—	(16,384)
Equity in losses of an investee	—	—	(17)	(17)
Income (loss) before income taxes	176,987	81,008	(141,284)	116,711
Income tax expense	—	—	(2,404)	(2,404)

Net income (loss)	$176,987	$81,008	$(143,688)	$114,307

	As of September 30, 2010
	Hotels	Travel Centers	Corporate	Consolidated

Total assets	$3,084,978	$2,224,642	$20,350	$5,329,970

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

SEGMENT INFORMATION

(in thousands)

	For the Three Months Ended September 30, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$184,595	$—	$—	$184,595
Rental income	32,583	42,553	—	75,136
FF&E reserve income	4,692	—	—	4,692
Total revenues	221,870	42,553	—	264,423

Hotel operating expenses	120,364	—	—	120,364
Depreciation and amortization expense	40,897	20,414	—	61,311
General and administrative expense	—	—	10,378	10,378
Total expenses	161,261	20,414	10,378	192,053

Operating income (loss)	60,609	22,139	(10,378)	72,370

Interest income	—	—	28	28
Interest expense	—	—	(34,943)	(34,943)
Gain on extinguishment of debt	—	—	11,209	11,209
Equity in losses of an investee	—	—	(23)	(23)
Income (loss) before income taxes	60,609	22,139	(34,107)	48,641
Income tax expense	—	—	(375)	(375)

Net income (loss)	$60,609	$22,139	$(34,482)	$48,266

	For the Nine Months Ended September 30, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$547,507	$—	$—	$547,507
Rental Income	96,561	127,301	—	223,862
FF&E reserve income	14,409	—	—	14,409
Total revenues	658,477	127,301	—	785,778

Hotel operating expenses	354,617	—	—	354,617
Depreciation and amortization expense	121,837	62,407	—	184,244
General and administrative expense	—	—	29,977	29,977
Total expenses	476,454	62,407	29,977	568,838

Operating income (loss)	182,023	64,894	(29,977)	216,940

Interest income	—	—	98	98
Interest expense	—	—	(106,510)	(106,510)
Gain on extinguishment of debt	—	—	51,097	51,097
Equity in losses of an investee	—	—	(132)	(132)
Income (loss) before income taxes	182,023	64,894	(85,424)	161,493
Income tax expense	—	—	(1,124)	(1,124)

Net income (loss)	$182,023	$64,894	$(86,548)	$160,369

As of December 31, 2009
Total assets	$3,128,108	$2,278,942	$141,320	$5,548,370

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

DEBT SUMMARY

(dollars in thousands)

	Interest	Principal	Maturity		Years to
	Rate	Balance	Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,407	07/01/11		0.8

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (1)	0.810%	$123,000	10/24/11		1.1

Unsecured Fixed Rate Debt:
Senior notes due 2012	6.850%	100,829	07/15/12		1.8
Senior notes due 2013	6.750%	287,000	02/15/13		2.4
Senior notes due 2014	7.875%	300,000	08/15/14		3.9
Senior notes due 2015	5.125%	280,000	02/15/15		4.4
Senior notes due 2016	6.300%	275,000	06/15/16		5.7
Senior notes due 2017	5.625%	300,000	03/15/17		6.5
Senior notes due 2018	6.700%	350,000	01/15/18		7.3
Convertible senior notes due 2027	3.800%	79,054	03/15/27	(2)	16.5
Total / weighted average unsecured fixed rate debt	6.334%	$1,971,883			5.4

Weighted average secured fixed rate debt / total	8.300%	$3,407			0.8
Weighted average unsecured floating rate debt / total	0.810%	123,000			1.1
Weighted average unsecured fixed rate debt / total	6.334%	1,971,883			5.4
Weighted average debt / total	6.014%	$2,098,290			5.1

(1)

Represents amounts outstanding on our $750 million revolving credit facility at September 30, 2010. In September 2010, we exercised our option to extend the maturity date of our credit facility by one year to October 24, 2011, upon payment of a $1,125 extension fee. Interest rate is as of September 30, 2010.

(2)

The convertible senior notes are convertible, if certain conditions are met (including certain changes in control), into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017 and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period
	Secured	Unsecured		Unsecured
	Fixed Rate	Floating		Fixed
Year	Debt	Rate Debt		Rate Debt		Total
2010	$24	$—		$—		$24
2011	3,383	123,000	(1)	—		126,383
2012	—	—		100,829		100,829
2013	—	—		287,000		287,000
2014	—	—		300,000		300,000
2015	—	—		280,000		280,000
2016	—	—		275,000		275,000
2017	—	—		300,000		300,000
2018	—	—		350,000		350,000
2027	—	—		79,054	(2)	79,054
	$3,407	$123,000		$1,971,883		$2,098,290

(1)

Represents amounts outstanding on our $750 million revolving credit facility at September 30, 2010. In September 2010, we exercised our option to extend the maturity date of our credit facility by one year to October 24, 2011, upon payment of a $1,125 extension fee.

(2)

The convertible senior notes are convertible, if certain conditions are met (including certain changes in control), into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017 and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	9/30/2010		6/30/2010		3/31/2010		12/31/2009		9/30/2009
Leverage Ratios:

Total debt / total assets	39.2%		38.5%		39.9%		39.5%		39.7%
Total debt / real estate assets, at cost	32.8%		32.0%		34.1%		33.9%		34.0%
Total debt / total book capitalization	40.9%		40.4%		41.7%		41.5%		41.7%
Total debt / total market capitalization	39.8%		40.9%		39.8%		40.1%		43.5%
Secured debt / total assets	0.1%		0.1%		0.1%		0.1%		0.1%
Variable rate debt / total debt	5.9%		1.9%		0.0%		0.0%		0.0%

Coverage Ratios:

EBITDA (1) / interest expense	4.3	x	4.1	x	3.8	x	3.6	x	3.8	x
EBITDA (1) / interest expense and preferred distributions	3.5	x	3.4	x	3.1	x	3.0	x	3.2	x

Public Debt Covenants: (2)

Total debt / adjusted total assets - allowable maximum 60.0%	32.1%		31.8%		33.4%		33.2%		33.6%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%		0.1%		0.1%		0.1%		0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.98	x	3.83	x	3.64	x	3.57	x	3.69	x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	311.6%		315.1%		300.0%		301.9%		298.1%

(1)          See page 16 for our calculation of EBITDA.

(2)          Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets.  Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.  Debt service excludes non-cash interest related to our convertible senior notes.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	For the Three Months Ended
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

FF&E reserves (beginning of period)	$41,526	$33,569	$25,083	$25,717	$23,626
Manager deposits	17,301	16,487	11,521	13,425	12,952
HPT fundings (2):
Marriott No. 1	26,572	6,054	4,725	1,735	2,626
Marriott No. 2	11,435	3,287	2,931	1,088	966
Hyatt	—	—	—	—	600
Hotel improvements	(30,053)	(17,871)	(10,691)	(16,882)	(15,053)
FF&E reserves (end of period)	$66,781	$41,526	$33,569	$25,083	$25,717

(1)          Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves.  For recently built or renovated hotels, this requirement may be deferred for a period.  We own all the FF&E reserve escrows for our hotels.

(2)          Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us.  The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves.  To the extent we make such fundings, our annual minimum returns or rent generally increase by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

2010 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2010 ACQUISITIONS (through 9/30/2010):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no acquisitions during the nine months ended September 30, 2010.

2010 DISPOSITIONS (through 9/30/2010):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no dispositions during the nine months ended September 30, 2010.  A decision has been made to pursue the sale of four hotels: our Crowne Plaza® hotels in Hilton Head, SC and Dallas, TX, our Holiday Inn® hotel in Memphis, TN and our Staybridge Suites® hotel in Dallas, TX.

OPERATING AGREEMENTS

AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (No. 1)	Marriott (No. 2)	Marriott (No. 3)	Marriott (No. 4)	Marriott (No. 5)	InterContinental (No. 1)	InterContinental (No. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts (1)	Subsidiary of Host Hotels & Resorts (1)	Our TRS	Subsidiary of Barceló Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment (2)	$632,779	$232,102	$426,800	$274,222	$90,078	$436,708	$590,971

End of Current Term	2012	2010	2019	2015	2019	2031	2028

Renewal Options (3)	3 for 12 years each (4)	(5)	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent (6)	$63,140	$23,192	$44,199	$28,509	$9,350	$37,882	$50,000

Additional Return (7)	—	—	$711	—	—	—	$10,000

Percentage Return / Rent (8)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	$17,220	$15,730 (9)	11,424 (10)	—	$36,872 (11)	—

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; tenant minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; tenant minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)

In July 2010, we were notified that the subleases between Host and subsidiaries of Crestline had been terminated as a result of the failure by the Crestline subsidiaries to meet their contractual net worth requirements to us. The terms of our leases with Host for these hotels, including the annual minimum rent payable to us under the leases, did not change as a result of the sublease terminations.

(2)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(3)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(4)

Although the tenant has not notified us of its intentions, it did disclose in a SEC filing its intent not to exercise its renewal option at the end of the current lease term. Under the terms of the lease, the tenant is required to provide us written notice of its renewal election no later than December 31, 2010. If the tenant elects not to renew the lease, upon expiration of the agreement on December 31, 2012, we expect to return the $50,540 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(5)

In November 2008, we were notified by the tenant that it will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement on December 31, 2010, we expect to return the $17,220 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(6)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(7)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are generally not guaranteed or secured by deposits.

(8)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements. The payment of percentage rent under our leases is not subject to available cash flow.

(9)

The original amount of this security deposit was $36,203. As of September 30, 2010, we have applied $20,473 of the security deposit to cover deficiencies in the minimum rent paid by Marriott for this agreement. An additional $734 was applied in October and November to cover additional deficiencies in the minimum rent. As of November 7, 2010, the balance of this security deposit is $14,997.

(10)

The original amount of this security deposit was $28,508. As of September 30, 2010, we have applied $17,084 of the security deposit to cover deficiencies in the minimum rent paid by Crestline for this agreement. An additional $246 was applied in October and November to cover additional deficiencies in the minimum rent and late charges. As of November 7, 2010, the balance of this security deposit is $11,178.

(11)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (No. 3)	InterContinental (No. 4)	Hyatt	Carlson	TA (No. 1)	TA (No. 2)	Total / Range / Average (all investments)

Number of Properties	14 (1)	10 (2)	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,724	2,096	(3)	—	42,880 (3)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	Hyatt Place®	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	16 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment (4)	$512,373	$254,876	$301,942	$202,251	$1,847,836	$705,506	6,508,444

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (5)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent (6)	$44,258	$21,541	$22,037	$12,920	$170,082 (7)(8)	$66,177 (7)	$593,287

Additional Return (9)	$3,458	$1,750	50% of cash flow in excess of minimum return (10)	50% of cash flow in excess of minimum return (10)	—	—	$15,919

Percentage Return / Rent (11)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	—	—	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues

Security Deposit	$36,872 (12)	$36,872 (12)	—	—	—	—	$131,786

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee

(1)

A decision has been made to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(2)

A decision has been made to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

(3)	Eighteen (18) of our TA properties include hotels. The rooms associated with these hotels have been excluded from total hotel rooms.
(4)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(5)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(6)

Each management agreement or lease provides for payment to us of an annual minimum return or minimum rent, respectively. Management fees are generally subordinated to these minimum payment amounts and certain minimum payments are subject to full or limited guarantees.

(7)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For the three and nine months ended September 30, 2010, TA deferred $15,000 and $45,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(8)	The amount of minimum rent payable to us by TA is scheduled to increase to $174,725 and $179,792 in February 2011 and February 2012, respectively.
(9)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees. These amounts are not guaranteed or secured by deposits.

(10)

These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(11)

Certain of our management agreements and leases provide for payment to us of a percentage of increases in total sales over base year levels. Percentage returns under our management agreements are payable to us only to the extent of available cash flow, as defined in the agreements. The payment of percentage rent under our leases is not subject to available cash flow.

(12)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	7%	$114	$37,882	6%
InterContinental (no. 2)	76	16%	9,220	21%	590,971	9%	64	50,000	8%
InterContinental (no. 3) (3)	14	3%	4,139	10%	512,373	8%	124	44,258	7%
InterContinental (no. 4) (4)	10	2%	2,937	7%	254,876	4%	87	21,541	4%
Marriott (no. 1)	53	11%	7,610	18%	632,779	10%	83	63,140	11%
Marriott (no. 2)	18	4%	2,178	5%	232,102	4%	107	23,192	4%
Marriott (no. 3)	34	7%	5,020	12%	426,800	7%	85	44,199	7%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,509	5%
Marriott (no. 5)	1	—	356	1%	90,078	1%	253	9,350	2%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (5)(6)	145	31%	N/A	N/A	1,847,836	27%	N/A	170,082	29%
TA (no. 2) (5)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,880	100%	$6,508,444	100%	$92	$593,287	100%

By Manager:
InterContinental (3)(4)	131	28%	20,140	47%	$1,794,928	28%	$89	$153,681	26%
Marriott International	125	27%	17,920	42%	1,655,981	25%	92	168,390	28%
Hyatt	22	5%	2,724	6%	301,942	5%	111	22,037	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (5)(6)	185	38%	N/A	N/A	2,553,342	39%	N/A	236,259	40%
Total	474	100%	42,880	100%	$6,508,444	100%	$92	$593,287	100%

By Brand:
Candlewood Suites®	76	16%	9,220	22%	$590,971	9%	$64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	75,054	1%	100
Courtyard by Marriott®	71	15%	10,281	24%	893,139	14%	87
Crowne Plaza® (3)(4)	12	3%	4,406	10%	390,055	6%	89
Holiday Inn® (3)	3	1%	697	2%	35,526	1%	51
Hyatt PlaceTM	22	5%	2,724	6%	301,942	5%	111
InterContinental®	5	1%	1,479	3%	300,257	5%	203
Marriott Hotels®	3	1%	1,349	3%	159,682	2%	118
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,042	0%	53
Radisson Hotels & Resorts®	5	1%	1,134	3%	116,155	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	477,919	8%	102
SpringHill Suites by Marriott®	2	0%	264	1%	20,897	0%	79
Staybridge Suites® (4)	35	7%	4,338	10%	478,119	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,344	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,847,836	27%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,880	100%	$6,508,444	100%	$92

(1)	Eighteen (18) of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)	Represents historical cost of properties plus capital improvements funded by us and excludes impairment writedowns and capital improvements made from FF&E reserves funded from hotel operations.
(3)

A decision has been made to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(4)

A decision has been made to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

(5)

Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000 per month of rent under its two leases for the period July 1, 2008 until December 31, 2010. For the three and nine months ended September 30, 2010, TA deferred $15,000 and $45,000 in rents, respectively. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral or interest on deferred rents.

(6)	The amount of minimum rent payable to us by TA is scheduled to increase to $174,725 and $179,792 in February 2011 and February 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

		No. of
	No. of	Rooms /	Third Quarter (1)			Year to Date (1)
	Hotels	Suites	2010	2009	Change	2010	2009	Change
ADR
InterContinental (no. 1)	31	3,844	$96.05	$99.84	-3.8%	$95.81	$103.16	-7.1%
InterContinental (no. 2)	76	9,220	56.30	60.63	-7.1%	57.34	63.85	-10.2%
InterContinental (no. 3) (2)	14	4,139	116.36	115.75	0.5%	118.53	123.02	-3.6%
InterContinental (no. 4) (3)	10	2,937	85.45	85.96	-0.6%	88.28	93.39	-5.5%
Marriott (no. 1)	53	7,610	103.75	103.50	0.2%	104.69	109.25	-4.2%
Marriott (no. 2)	18	2,178	105.20	103.61	1.5%	103.36	105.75	-2.3%
Marriott (no. 3)	34	5,020	95.00	97.73	-2.8%	95.30	100.67	-5.3%
Marriott (no. 4)	19	2,756	96.57	95.96	0.6%	99.75	104.29	-4.4%
Marriott (no. 5)	1	356	198.64	202.67	-2.0%	187.23	204.09	-8.3%
Hyatt	22	2,724	83.13	85.86	-3.2%	83.90	91.15	-8.0%
Carlson	11	2,096	84.84	84.72	0.1%	84.58	88.15	-4.0%
Total / Average	289	42,880	$89.43	$91.43	-2.2%	$90.48	$96.31	-6.1%

OCCUPANCY
InterContinental (no. 1)	31	3,844	84.2%	75.4%	8.8pts	78.8%	70.3%	8.5pts
InterContinental (no. 2)	76	9,220	77.7%	66.4%	11.3pts	72.2%	63.9%	8.3pts
InterContinental (no. 3) (2)	14	4,139	77.7%	76.3%	1.4pts	75.7%	72.4%	3.3pts
InterContinental (no. 4) (3)	10	2,937	68.8%	65.6%	3.2pts	68.1%	63.1%	5.0pts
Marriott (no. 1)	53	7,610	67.4%	63.4%	4.0pts	63.9%	59.6%	4.3pts
Marriott (no. 2)	18	2,178	79.8%	76.3%	3.5pts	74.5%	70.1%	4.4pts
Marriott (no. 3)	34	5,020	70.9%	67.9%	3.0pts	66.1%	63.8%	2.3pts
Marriott (no. 4)	19	2,756	68.8%	64.1%	4.7pts	67.4%	63.4%	4.0pts
Marriott (no. 5)	1	356	89.2%	48.2%	41.0pts	83.5%	63.3%	20.2pts
Hyatt	22	2,724	79.6%	73.4%	6.2pts	78.0%	67.8%	10.2pts
Carlson	11	2,096	65.9%	62.0%	3.9pts	61.2%	58.0%	3.2pts
Total / Average	289	42,880	74.4%	68.2%	6.2pts	70.5%	64.8%	5.7pts

RevPAR
InterContinental (no. 1)	31	3,844	$80.87	$75.28	7.4%	$75.50	$72.52	4.1%
InterContinental (no. 2)	76	9,220	43.75	40.26	8.7%	41.40	40.80	1.5%
InterContinental (no. 3) (2)	14	4,139	90.41	88.32	2.4%	89.73	89.07	0.7%
InterContinental (no. 4) (3)	10	2,937	58.79	56.39	4.3%	60.12	58.93	2.0%
Marriott (no. 1)	53	7,610	69.93	65.62	6.6%	66.90	65.11	2.7%
Marriott (no. 2)	18	2,178	83.95	79.05	6.2%	77.00	74.13	3.9%
Marriott (no. 3)	34	5,020	67.36	66.36	1.5%	62.99	64.23	-1.9%
Marriott (no. 4)	19	2,756	66.44	61.51	8.0%	67.23	66.12	1.7%
Marriott (no. 5)	1	356	177.19	97.69	81.4%	156.34	129.19	21.0%
Hyatt	22	2,724	66.17	63.02	5.0%	65.44	61.80	5.9%
Carlson	11	2,096	55.91	52.53	6.4%	51.76	51.13	1.2%
Total / Average	289	42,880	$66.54	$62.36	6.7%	$63.79	$62.41	2.2%

(1)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(2)

A decision has been made to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® hotel in Hilton Head, SC and the Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.

(3)

A decision has been made to pursue the sale of two hotels included in this operating agreement: the Crowne Plaza® and the Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.

“ADR” is average daily rate; “RevPAR” is revenue per available room.  All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods.  We have not independently verified our managers’ and tenant operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
InterContinental (no. 1)	0.75x	0.74x	0.75x	0.75x	0.82x
InterContinental (no. 2)	0.64x	0.65x	0.66x	0.72x	0.88x
InterContinental (no. 3) (3)	0.57x	0.60x	0.62x	0.68x	0.80x
InterContinental (no. 4) (4)	0.35x	0.39x	0.41x	0.40x	0.51x
Marriott (no. 1)	0.84x	0.84x	0.84x	0.88x	1.02x
Marriott (no. 2)	0.71x	0.70x	0.71x	0.72x	0.84x
Marriott (no. 3)	0.64x	0.64x	0.66x	0.69x	0.82x
Marriott (no. 4)	0.68x	0.67x	0.65x	0.68x	0.81x
Marriott (no. 5)	0.11x	-0.08x	-0.07x	-0.07x	-0.02x
Hyatt	0.69x	0.70x	0.69x	0.72x	0.80x
Carlson	0.60x	0.61x	0.60x	0.66x	0.81x
TA (no. 1) (5)	1.22x	1.14x	1.04x	1.12x	1.30x
TA (no. 2) (5)	1.07x	0.97x	0.93x	1.05x	1.29x

For the Three Months Ended (2)
Operating Agreement	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
InterContinental (no. 1)	0.87x	0.88x	0.64x	0.62x	0.82x
InterContinental (no. 2)	0.74x	0.82x	0.53x	0.48x	0.75x
InterContinental (no. 3) (3)	0.55x	0.89x	0.44x	0.39x	0.69x
InterContinental (no. 4) (4)	0.16x	0.47x	0.43x	0.32x	0.31x
Marriott (no. 1)	0.90x	1.00x	0.70x	0.76x	0.93x
Marriott (no. 2)	0.89x	0.78x	0.52x	0.66x	0.86x
Marriott (no. 3)	0.76x	0.78x	0.52x	0.54x	0.76x
Marriott (no. 4)	0.62x	0.76x	0.75x	0.62x	0.54x
Marriott (no. 5)	0.49x	0.06x	0.09x	-0.19x	-0.27x
Hyatt	0.76x	0.83x	0.61x	0.55x	0.82x
Carlson	0.72x	0.60x	0.57x	0.50x	0.77x
TA (no. 1) (5)	1.62x	1.55x	0.84x	0.85x	1.33x
TA (no. 2) (5)	1.47x	1.37x	0.73x	0.71x	1.07x

(1)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us.

(2)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(3)	A decision was made to pursue the sale of our Crowne Plaza® hotel in Hilton Head, SC and our Holiday Inn® hotel in Memphis, TN. Information provided in this table includes these hotels.
(4)	A decision was made to pursue the sale of our Crowne Plaza® and Staybridge Suites® hotels in Dallas, TX. Information provided in this table includes these hotels.
(5)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For each of the quarters presented TA deferred $15 million in rents. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral or interest on deferred rents.

All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

September 30, 2010

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2010	23,192	(1)	3.9%	3.9%
2011	—		—	—
2012	63,140	(2)	10.6%	14.5%
2013	—		—	14.5%
2014	—		—	14.5%
2015	28,509	(3)	4.8%	19.3%
2016	—		—	19.3%
2017	—		—	19.3%
2018 and thereafter	478,446	(3)	80.7%	100.0%
Total	$593,287		100.0%

Weighted average remaining term	12.6 years

(1)

In November 2008, we were notified that the tenant will not exercise its renewal option at the end of the current lease term. Upon expiration of the agreement, we expect to return the $17,220 security deposit to Host, to lease the hotels to one of our taxable REIT subsidiaries and to continue the existing the hotel brand and management agreements with Marriott.

(2)

Although the tenant has not notified us of its intentions, it did disclose in a SEC filing its intent not to exercise its renewal option at the end of the current lease term. Under the terms of the lease, the tenant is required to provide us written notice of its renewal election no later than December 31, 2010. If the tenant elects not to renew the lease, upon expiration of the agreement on December 31, 2012, we expect to return the $50,540 security deposit to Host, to lease these hotels to one of our TRSs and to continue the existing hotel brand and management agreements with Marriott.

(3)

During the nine months ended September 30, 2010, payments we have received under our lease to Crestline which expires in 2015 ($28.5 million/year) and under our management contract to Marriott which expires in 2019 ($44,200/year) have been less than the minimum amounts due to us by $8,489 and $11,255, respectively. The deficiencies in minimum payments due have reduced the security deposits that we hold from Crestline and from Marriott for these contracts. Other than applying the security deposits to cover the deficiencies in minimum amounts due to us, we have not determined what additional action, if any, we may take as a result of these defaults.